EXHIBIT 99.1

FOR IMMEDIATE RELEASE August 13, 2008	Contact: Frederick N. Cooper (215) 938-8312 fcooper@tollbrothersinc.com Joseph R. Sicree (215) 938-8045 jsicree@tollbrothersinc.com
TOLL BROTHERS REPORTS PRELIMINARY 3RD QTR FY 2008 TOTALS FOR HOME BUILDING
REVENUES, BACKLOG AND CONTRACTS
Horsham, PA, August 13, 2008 — Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported that, for the third quarter ended July 31, 2008, home building revenues were approximately $796.5 million, backlog was approximately $1.75 billion and net signed contracts were approximately $469.7 million. These totals represented declines of 34%, 52% and 35%, respectively, in dollars, and 31%, 48% and 27%, respectively, in units, compared to FY 2007’s third-quarter results.
For the nine-month period ended July 31, 2008, home building revenues were approximately $2.46 billion and net signed contracts were approximately $1.34 billion. These results represented declines of 29% and 49%, respectively, in dollars, and, 27% and 37%, respectively, in units, versus FY 2007’s nine-month results.
These results are preliminary and unaudited. The Company will announce final totals when it releases third-quarter and nine-month earnings results on September 4, 2008.
Robert I. Toll, chairman and chief executive officer, stated: “Our third-quarter results for revenues, contracts and backlog reflect the continued weakness in most of our markets. However, we believe there is growing pent-up demand from those who have postponed buying during the past three years. For example, when we run promotions and work the phones for a market, our rate of deposits improves significantly.
“We believe the consumer’s confidence in the housing market is the key to its recovery. Although the rate of cancellations as a percentage of our backlog remained quite elevated compared to our historical standards, total cancellations during the third quarter of 195 were the lowest quarterly total in over two years. We believe this reduction in cancellations is a positive sign.
“With the passage of the Housing and Economic Recovery Act of 2008, Congress and the White House have offered a lifeline to many homeowners facing foreclosure, which should help keep more people in their homes and fewer distressed properties from coming on the market. And they have provided an incentive to new customers to move off the fence and become first-time buyers in a market that is very much in their favor. This may help to restore confidence in the market.”
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Joel H. Rassman, chief financial officer, stated: “While we have not yet finalized our impairment analysis, we estimate that pre-tax write-downs related to operating communities, land and land options, and joint ventures in FY 2008’s third quarter will be between $100 million and $200 million. Given the current state of the market, we are not comfortable giving earnings guidance.”
Robert Toll continued: “We have continued to trim our land position, which now stands at approximately 48,500 lots, 68% of which we own; our high was about 91,200 lots at FY 2006’s second-quarter-end. Our community count, which peaked at 325 in FY 2007’s second quarter, is currently at 290 and is now expected to be at approximately 275 by FYE 2008. At third-quarter-end, our cash position of approximately $1.5 billion, combined with approximately $1.3 billion of availability under our bank credit facility, which extends to March 2011, provides us with nearly $2.8 billion of liquidity. We believe our current inventory and liquidity give us a solid foundation to operate and succeed in the current difficult climate. We also believe our capital base and our operating teams should provide us with the capabilities to succeed when the market rebounds.”
Toll Brothers’ preliminary financial highlights for the three-month and nine-month periods ended July 31, 2008 (unaudited):
▪	The Company’s FY 2008 third-quarter net contracts of approximately $469.7 million declined by 35% from FY 2007’s third-quarter contracts of $727.0 million. In addition, in FY 2008’s third quarter, unconsolidated entities in which the Company had an interest signed contracts of approximately $15.2 million.
▪	FY 2008’s nine-month net contracts of approximately $1.34 billion declined by 49% from FY 2007’s nine-month total of $2.64 billion. In addition, in FY 2008’s nine-month period, unconsolidated entities in which the Company had an interest signed contracts of approximately $43.2 million.
▪	The Company signed 1,007 gross contracts totaling approximately $587.9 million in FY 2008’s third quarter, a decline of 31% and 40%, respectively, compared to the 1,457 gross contracts totaling $972.2 million signed in FY 2007’s third quarter.
▪	In FY 2008, third quarter cancellations totaled 195 compared to 308, 257, 417, 347, 384, 436, 585 and 317 in FY 2008’s second and first quarter, FY 2007’s fourth, third, second and first quarters and FY 2006’s fourth and third quarters, respectively. FY 2006’s third quarter was the first period in which cancellations reached elevated levels in the current housing downturn. FY 2008’s third quarter cancellation rate (current-quarter cancellations divided by current-quarter signed contracts) was 19.4% versus 24.9%, 28.4%, 38.9%, 23.8%, 18.9%, 29.8%, respectively, in the preceding second and first quarter of 2008, fourth, third, second and first quarters of 2007, and 36.7% and 18.0%, respectively, in FY 2006’s fourth and third quarters. As a percentage of beginning-quarter backlog, FY 2008’s third quarter cancellation rate was 6.4% compared to 9.2% and 6.5% in FY 2008’s second and first quarters, 8.3%, 6.0%, 6.5% and 6.7% in the fourth, third, second and first quarters of FY 2007, respectively, and 7.3% and 3.6% in the fourth and third quarters of FY 2006, respectively.
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▪	In FY 2008, third-quarter-end backlog of approximately $1.75 billion decreased 52% from FY 2007’s third-quarter-end backlog of $3.67 billion. In addition, at July 31, 2008, unconsolidated entities in which the Company had an interest had a backlog of approximately $60.4 million.
▪	FY 2008’s third-quarter home building revenues of approximately $796.5 million decreased 34% from FY 2007’s third-quarter home building revenues of $1.21 billion. Revenues from land sales totaled approximately $1.0 million for FY 2008’s third quarter, compared to $4.5 million in FY 2007’s third quarter.
▪	FY 2008’s nine-month home building revenues of approximately $2.46 billion decreased 29% from FY 2007’s nine-month home building revenues of $3.47 billion. FY 2008 revenues from land sales for the nine-month period totaled approximately $2.3 million, compared to $9.9 million in the same period in FY 2007.
▪	In addition, in the Company’s fiscal 2008 third-quarter and nine-month periods, unconsolidated entities in which the Company had an interest delivered approximately $39.9 million and $62.0 million of homes, respectively, compared to $11.7 million and $47.1 million, respectively, in the same periods of FY 2007. The Company’s share of the profits from the delivery of these homes is included in ‘Earnings from Unconsolidated Entities’ on the Company’s Income Statement.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, August 13, 2008 to discuss these results. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through September 3, 2008. Podcast (iTunes required) and MP3 format replays will be available approximately 48 hours after the conference call via the “Conference Calls” section of the Investor Relations portion of the Toll Brothers website.
Toll Brothers, Inc. is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.
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Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management and landscape subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.
Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry’s highest honors: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers — Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.
Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to anticipated operating results, financial resources, changes in revenues, changes in profitability, changes in margins, changes in accounting treatment, interest expense, inventory write-downs, effects of home buyer cancellations, growth and expansion, anticipated income to be realized from our investments in unconsolidated entities, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future, industry trends, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices and sales activity in the markets where the Company builds homes, the availability and cost of land for future growth, adverse market conditions that could result in substantial inventory write-downs, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to obtain adequate and affordable financing for the purchase of homes, the ability of home buyers to sell their existing homes, the ability of the participants in our various joint ventures to honor their commitments, the availability and cost of labor and building and construction materials, the cost of oil, gas and other raw materials, construction delays and weather conditions.
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     Toll Brothers operates in four geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York and Rhode Island

Mid-Atlantic:	Delaware, Maryland, Pennsylvania, Virginia and West Virginia

South:	Florida, Georgia (2008 only), North Carolina, South Carolina and Texas

West:	Arizona, California, Colorado and Nevada

	Three Months Ended		Three Months Ended
	July 31,		July 31,
	Units		$ (Millions)
	2008	2007	2008	2007
HOME BUILDING REVENUES
COMPLETED CONTRACT COMMUNITIES
North	339	423	$221.6	$272.8
Mid-Atlantic	360	575	214.4	350.6
South	295	416	144.4	233.4
West	250	378	210.5	321.7

Total	1,244	1,792	$790.9	$1,178.5

PERCENTAGE OF COMPLETION(1)
North			$5.6	$20.6
South				8.8

Total	—	—	$5.6	$29.4

TOTAL
North	339	423	$227.2	$293.4
Mid-Atlantic	360	575	214.4	350.6
South	295	416	144.4	242.2
West	250	378	210.5	321.7

Total consolidated	1,244	1,792	$796.5	$1,207.9

CONTRACTS
COMPLETED CONTRACT COMMUNITIES(2)
North	247	366	$146.3	$216.0
Mid-Atlantic	274	349	143.5	222.9
South	132	219	71.3	116.2
West	156	173	107.0	168.0

Total	809	1,107	$468.1	$723.1

PERCENTAGE OF COMPLETION
North	3	3	$1.6	$4.0
South				(0.1)

Total	3	3	$1.6	$3.9

TOTAL
North	250	369	$147.9	$220.0
Mid-Atlantic	274	349	143.5	222.9
South	132	219	71.3	116.1
West	156	173	107.0	168.0

Total consolidated	812	1,110	$469.7	$727.0

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	At July 31,		At July 31
	Units		$ (Millions)
	2008	2007	2008	2007
BACKLOG
COMPLETED CONTRACT COMMUNITIES(2)
North	1,066	1,614	$730.0	$1,205.2
Mid-Atlantic	724	1,198	477.0	828.0
South	471	1,021	276.7	560.4
West	321	1,014	259.2	995.7

Total	2,582	4,847	$1,742.9	$3,589.3

PERCENTAGE OF COMPLETION(1)
North	9	132	$8.9	$76.4
South	1	18	2.8	47.6
Less revenue recognized on units remaining in backlog			(4.3)	(48.1)

Total	10	150	$7.4	$75.9

TOTAL
North	1,075	1,746	$738.9	$1,281.6
Mid-Atlantic	724	1,198	477.0	828.0
South	472	1,039	279.5	608.0
West	321	1,014	259.2	995.7
Less revenue recognized on units remaining in backlog			(4.3)	(48.1)

Total consolidated	2,592	4,997	$1,750.3	$3,665.2

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	Nine Months Ended		Nine Months Ended
	July 31,		July 31,
	Units		$ (Millions)
	2008	2007	2008	2007
HOME BUILDING REVENUES
COMPLETED CONTRACT COMMUNITIES
North	941	1,035	$658.4	$679.7
Mid-Atlantic	1,094	1,621	668.3	1,012.8
South	868	1,286	434.2	735.2
West	761	1,095	656.9	929.2

Total	3,664	5,037	$2,417.8	$3,356.9

PERCENTAGE OF COMPLETION(1)
North			$34.8	$72.3
South			4.3	38.6

Total	—	—	$39.1	$110.9

TOTAL
North	941	1,035	$693.2	$752.0
Mid-Atlantic	1,094	1,621	668.3	1,012.8
South	868	1,286	438.5	773.8
West	761	1,095	656.9	929.2

Total consolidated	3,664	5,037	$2,456.9	$3,467.8

CONTRACTS
COMPLETED CONTRACT COMMUNITIES(2)
North	576	1,209	$337.4	$848.2
Mid-Atlantic	845	1,214	468.5	776.2
South	550	716	281.9	399.1
West	408	604	248.5	588.6

Total	2,379	3,743	$1,336.3	$2,612.1

PERCENTAGE OF COMPLETION
North	12	40	$11.1	$29.4
South	(3)	1	(6.2)	3.3

Total	9	41	$4.9	$32.7

TOTAL
North	588	1,249	$348.5	$877.6
Mid-Atlantic	845	1,214	468.5	776.2
South	547	717	275.7	402.4
West	408	604	248.5	588.6

Total consolidated	2,388	3,784	$1,341.2	$2,644.8

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(1)	Percentage of Completion deliveries in the three-month and nine-month periods ended July 31, 2008 and 2007 are provided below:
Deliveries for the three-month period ended July 31,

	2008	2007	2008	2007
	Units	Units	$(MILL)	$(MILL)
North	11	64	$5.6	$52.2
South		3		3.9

Total	11	67	$5.6	$56.1

Deliveries for the nine-month period ended July 31,

	2008	2007	2008	2007
	Units	Units	$(MILL)	$(MILL)
North	69	224	$40.9	$163.4
South	13	59	37.8	69.6

Total	82	283	$78.7	$233.0

(2)	Completed contract communities’ contracts and backlog include certain projects that have extended sales and construction cycles. Information related to these projects’ contracts signed in the three-month and nine-month periods ended July 31, 2008 and 2007, and the backlog of undelivered homes at July 31, 2008 and 2007 are provided below:
Contracts – Three Months Ended July 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	37	27	$35.7	$22.5
Mid-Atlantic	(5)	3	(1.9)	1.1
West	(3)	21	(2.3)	12.1

Total	29	51	$31.5	$35.7

Contracts – Nine Months Ended July 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	31	301	$37.7	$299.4
Mid-Atlantic		12	0.5	5.1
West	(35)	23	(20.0)	13.1

Total	(4)	336	$18.2	$317.6

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Backlog at July 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	342	557	$329.0	$543.4
Mid-Atlantic	18	70	7.9	28.7
West	2	49	3.5	31.3

Total	362	676	$340.4	$603.4

Unconsolidated entities:
The Company has investments and advances to several entities that are accounted for using the equity method of accounting. Information on revenues, contracts signed and backlog are provided below:

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
Three months ended July 31,
Contracts	20	38	$15.2	$33.6
Revenue	59	16	$39.9	$11.7

Nine months ended July 31,
Contracts	56	131	$43.2	$97.4
Revenue	87	66	$62.0	$47.1

Backlog at July 31,	77	90	$60.4	$68.3
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